SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2004

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 5. Other Events and Regulation FD Disclosure.

On June 30, 2004, the Registrant issued a press release announcing the initiation of a Phase I clinical trial with TopoTarget A/S to evaluate PXD101, one of the most advanced histone deacetylase (HDAC) inhibitors in development, in patients with hematologic cancer. Given that PXD101 may play a role as a treatment for hematologic as well as solid cancers, this Phase I trial complements the ongoing Phase I study in cancer patients with solid tumors initiated in 2003. This PXD101 Phase I trial in patients with hematological cancer is a dose-escalating, open-label study and is expected to enroll approximately 15 patients. The trial will be conducted under the supervision of Peter Gimsing, M.D., in the Department of Hematology at Copenhagen University Hospital. The study will evaluate the safety and potential activity in patients with hematologic malignancies. The initial Phase I trial has similar study objectives but is focused in patients with solid tumors.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: June 30, 2004	By:	/s/ David M. Wurzer
	Name:	David M. Wurzer
	Title:	Executive Vice President and
Chief Financial Officer